Exhibit 99.1

CONTACT:

Tim Mammen	David Calusdian
Chief Financial Officer	Executive Vice President
IPG Photonics Corporation	Sharon Merrill
(508) 373-1100	(617) 542-5300

IPG PHOTONICS REPORTS 15% REVENUE GROWTH FOR FIRST QUARTER 2013

Materials Processing Applications Sales Increase 29%

Order Flow Remains Strong

OXFORD, Mass. – May 1, 2013 – IPG Photonics Corporation (NASDAQ: IPGP) today reported financial results for the first quarter ended March 31, 2013.

	Three Months Ended March 31,
(In millions, except per share data)	2013	2012	% Change
Revenue	$141.9	$123.2	15%
Gross margin	53.3%	55.8%
Operating income	$49.6	$45.2	10%
Operating margin	35.0%	36.7%
Net income attributable to IPG Photonics Corporation	$35.1	$29.9	17%
Earnings per diluted share	$0.67	$0.61	10%

Management Comments

“IPG’s core materials processing business grew by 29% year-over-year and comprised 94% of our revenues,” said Dr. Valentin Gapontsev, IPG Photonics’ Chief Executive Officer. “Gross margins of 53.3% recovered from Q4 due to improved product mix, lower component costs and enhanced manufacturing efficiency. Order flow remains firm with a book-to-bill ratio solidly in excess of 1. The strong growth in our core materials processing applications was partially offset by lower sales in other applications.”

“In materials processing, we reported a record quarter for high power laser sales, which increased 19% year-over-year,” said Dr. Gapontsev. “Strong materials processing sales were also driven by growth across all regions, particularly, Asia and Europe. In addition, during Q1 we received our largest automotive contract in our history from a major German manufacturer.”

“Cash and cash equivalents decreased from $384.1 million to $355.7 million due to the payment of German corporation taxes related to 2011 and 2012 of approximately $32 million and capital and acquisition related expenditures that totaled $23.3 million,” Dr. Gapontsev said.

Business Outlook and Financial Guidance

“The fundamentals that drive our business remain intact with strong order flow and sequentially improving margins. We are continuing to develop new industry-leading products and applications which should generate future growth. The core materials processing applications continue to drive growth as they gain significant market share from legacy technologies. Our scale, technological and cost advantages drive customer acceptance and make IPG the top choice for many laser processing applications. Our guidance for the second quarter takes into consideration these improving dynamics,” concluded Dr. Gapontsev.

IPG Photonics expects revenue in the range of $155 million to $165 million for the second quarter of 2013. The Company anticipates earnings per diluted share in the range of $0.72 to $0.82 based on 52,350,000 diluted common shares, which includes 51,407,000 basic common shares outstanding and 943,000 potentially dilutive options at March 31, 2013.

As discussed in more detail below, actual results may differ from this guidance due to various factors including, but not limited to, product demand, competition and general economic conditions. This guidance is subject to the risks outlined in the Company’s reports with the SEC, and assumes that exchange rates remain at present levels.

Conference Call Reminder

The Company will hold a conference call to review its financial results and business highlights today, May 1, 2013 at 10:00 a.m. ET. The conference call will be webcast live and can be accessed on the “Investors” section of the Company’s website at www.ipgphotonics.com. The conference call also can be accessed by dialing (877) 709-8155 or (201) 689-8881. Interested parties that are unable to listen to the live call may access an archived version of the webcast, which will be available for approximately one year on IPG’s website.

About IPG Photonics Corporation

IPG Photonics Corporation is the world leader in high-power fiber lasers and amplifiers. Founded in 1990, IPG pioneered the development and commercialization of optical fiber-based lasers for use in diverse applications, primarily materials processing. Fiber lasers have revolutionized the industry by delivering superior performance, reliability and usability at a lower total cost of ownership compared with conventional lasers, allowing end users to increase productivity and decrease operating costs. IPG has its headquarters in Oxford, Massachusetts, and has additional plants and offices throughout the world. For more information, please visit www.ipgphotonics.com.

Safe Harbor Statement

Information and statements provided by the Company and its employees, including statements in this press release, that relate to future plans, events or performance are forward-looking statements. These statements involve risks and uncertainties. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, IPG’s continuing development of new industry-leading products and applications which should generate future growth, gaining significant market share from legacy technologies, customer acceptance being driven by IPG’s scale, technological and cost advantages and making IPG the top choice for many laser processing applications, improving dynamics, and guidance for the second quarter of 2013. Factors that could cause actual results to differ materially include risks and uncertainties, including risks associated with the strength or weakness of the business conditions in industries and geographic markets that the Company serves, particularly the effect of downturns in the markets IPG serves; uncertainties and adverse changes in the general economic conditions of markets; the Company’s ability to penetrate new applications for fiber lasers and increase market share; the rate of acceptance and penetration of IPG’s products; high levels of fixed costs from IPG’s vertical integration; the appropriateness of the Company’s manufacturing capacity for the level of demand; competitive factors, including declining average selling prices; the effect of acquisitions and investments; inventory write-downs; foreign currency fluctuations; intellectual property infringement claims and litigation; interruption in supply of key components; manufacturing risks; building and expanding field service and support operations; inability to manage risks associated with international customers and operations; and other risks identified in the Company’s SEC filings. Readers are encouraged to refer to the risk factors described in the Company’s Annual Report on Form 10-K (filed with the SEC on February 28, 2013) and its periodic reports filed with the SEC, as applicable. Actual results, events and performance may differ materially. Readers are cautioned not to rely on the forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

IPG PHOTONICS CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,
	2013	2012
	(in thousands, except per share data)
NET SALES	$141,852	$123,192
COST OF SALES	66,211	54,508

GROSS PROFIT	75,641	68,684

OPERATING EXPENSES:
Sales and marketing	5,868	5,132
Research and development	8,798	7,140
General and administrative	11,810	9,949
(Gain) loss on foreign exchange	(481)	1,286

Total operating expenses	25,995	23,507

OPERATING INCOME	49,646	45,177

OTHER INCOME (EXPENSE), Net:
Interest expense, net	(53)	(129)
Other income (expense), net	70	(1,094)

Total other income (expense)	17	(1,223)

INCOME BEFORE PROVISION FOR INCOME TAXES	49,663	43,954
PROVISION FOR INCOME TAXES	(14,536)	(13,406)

NET INCOME	35,127	30,548
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	633

NET INCOME ATTRIBUTABLE TO IPG PHOTONICS CORPORATION	$35,127	$29,915

NET INCOME ATTRIBUTABLE TO IPG PHOTONICS CORPORATION PER SHARE:
Basic	$0.68	$0.63
Diluted	$0.67	$0.61
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	51,407	48,446
Diluted	52,350	49,582

IPG PHOTONICS CORPORATION

SUPPLEMENTAL SCHEDULE OF STOCK-BASED COMPENSATION

	Three Months Ended March 31,
(In thousands)	2013	2012
Cost of sales	$676	$460
Sales and marketing	284	252
Research and development	382	303
General and administrative	1,190	983

Total stock-based compensation	2,532	1,998
Tax benefit recognized	(817)	(607)

Net stock-based compensation	$1,715	$1,391

IPG PHOTONICS CORPORATION

SUPPLEMENTAL SCHEDULE OF ACQUISITION RELATED COSTS IN COST OF SALES

	Three Months Ended March 31,
(In thousands)	2013	2012
Cost of sales
Step-up of inventory (1)	$406	$—
Amortization of intangible assets (2)	182	308

Total acquisition related costs	$588	$308

(1)	Amount relates to Microsystems step-up adjustment on inventory sold during the period
(2)	Amount relates to intangible amortization expense during periods presented including amortization of acquired patents

IPG PHOTONICS CORPORATION

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2013	2012
	(In thousands, except share and per share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$355,715	$384,053
Accounts receivable, net	102,793	96,630
Inventories	142,096	139,618
Prepaid income taxes and income taxes receivable	14,397	13,071
Prepaid expenses and other current assets	23,265	18,639
Deferred income taxes, net	11,105	12,948

Total current assets	649,371	664,959
DEFERRED INCOME TAXES, NET	2,344	2,107
GOODWILL	3,258	2,898
INTANGIBLE ASSETS, NET	11,412	7,510
PROPERTY, PLANT AND EQUIPMENT, NET	218,995	210,563
OTHER ASSETS	6,878	7,461

TOTAL	$892,258	$895,498

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Revolving line-of-credit facilities	$9,802	$2,442
Current portion of long-term debt	1,529	1,505
Accounts payable	14,575	17,783
Accrued expenses and other liabilities	50,138	51,451
Deferred income taxes, net	2,875	9,831
Income taxes payable	9,191	42,443

Total current liabilities	88,110	125,455
DEFERRED INCOME TAXES AND OTHER LONG-TERM LIABILITIES	18,398	13,102
LONG-TERM DEBT, NET OF CURRENT PORTION	12,525	14,014

Total liabilities	119,033	152,571
COMMITMENTS AND CONTINGENCIES
IPG PHOTONICS CORPORATION STOCKHOLDERS’ EQUITY:

Common stock, $0.0001 par value, 175,000,000 shares authorized; 51,432,894 shares issued and outstanding at March 31, 2013; 51,359,247 shares issued and outstanding at December 31, 2012	5	5
Additional paid-in capital	515,755	511,039
Retained earnings	270,104	234,977
Accumulated other comprehensive loss	(12,639)	(3,094)

Total IPG Photonics Corporation stockholders’ equity	773,225	742,927

TOTAL	$892,258	$895,498

IPG PHOTONICS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2013	2012
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$35,127	$30,548
Adjustments to reconcile net income to net cash (used) provided by operating activities:
Depreciation and amortization	7,217	6,215
Provisions for inventory, warranty & bad debt	3,705	3,799
Other	6,359	6,611
Changes in assets and liabilities that used cash:
Accounts receivable/payable	(10,186)	(11,501)
Inventories	(6,984)	(4,027)
Other	(46,577)	(4,640)

Net cash (used) provided by operating activities	(11,339)	27,005

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(17,746)	(13,779)
Proceeds from sales of property, plant and equipment	89	—
Proceeds from short-term investments	—	7,001
Acquisition of businesses	(5,555)	—
Other	375	149

Net cash used in investing activities	(22,837)	(6,629)

CASH FLOWS FROM FINANCING ACTIVITIES:
Line-of-credit facilities	7,482	2,694
Principal payments on long-term borrowings	(1,640)	(360)
Purchase of noncontrolling interests	—	(700)
Tax benefits from exercise of employee stock options	1,464	1,048
Exercise of employee stock options and issuances under employee stock purchase plan	720	749
Proceeds from follow-on public offering, net of offering expenses	—	168,268

Net cash provided by financing activities	8,026	171,699

EFFECT OF CHANGES IN EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(2,188)	4,762

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(28,338)	196,837
CASH AND CASH EQUIVALENTS — Beginning of period	384,053	180,234

CASH AND CASH EQUIVALENTS — End of period	$355,715	$377,071

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$88	$251

Cash paid for income taxes	$47,813	$6,755